AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1996

                                                      Registration No. 333-14447

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                       AMERICAN BIOGENETIC SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             11-2655906
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                1375 Akron Street
                             Copiague New York 11726
                                 (516) 789-2600
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                           Timothy J. Roach, Treasurer
                       American Biogenetic Sciences, Inc.
                                1375 Akron Street
                            Copiague, New York 11726
                                 (516) 789-2600
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                             Richard A. Rubin, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                               ------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                      (facing page continued on next page)

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]




           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 23, 1996



PROSPECTUS
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                                3,068,118 Shares

                       AMERICAN BIOGENETIC SCIENCES, INC.

                              Class A Common Stock

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           This Prospectus relates to an aggregate of 3,068,118 shares (the "Shares") of Class A Common Stock, $.001 par value per share ("Class A Common Stock"), of American Biogenetic Sciences, Inc. (the "Company") which may be offered and sold from time to time, by the Selling Stockholders named herein (the "Selling Stockholders"), consisting of a maximum of 3,052,500 Shares which may be issued upon conversion of $9,000,000 principal amount of 7% Convertible Debentures due September 30, 1998, sold by the Company in a private placement (the "Debentures") and 15,618 shares that may be issued upon the exercise of Warrants exercisable at an exercise price of $5.7625 per share until September 30, 1998 (the "Warrants") which were issued by the Company to designees of the placement agent for the Debentures. See "Selling Stockholders".

           The Shares may be offered for sale from time to time by the Selling Stockholders or their pledgees, donees, transferees or other successors in interest, in the over-the-counter market, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Stockholders or through one or more broker-dealers. Such broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders and such broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts, commissions and concessions and any profits realized on any sale of the Shares may be deemed to be underwriting compensation. See "Selling Stockholders" and "Plan of Distribution".


           AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.


           The Class A Common Stock is quoted on The Nasdaq Stock Market's National Market System ("Nasdaq/NMS") under the symbol MABXA. On December 20, 1996, the closing price of the Class A Common Stock on Nasdaq/NMS was $4.25 per share.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is December , 1996

                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information electronically filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The Common Stock is currently quoted on The Nasdaq Stock Market and such reports and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.


           The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement (No. 333-14447) under the Securities Act with respect to the Shares (the "Registration Statement"). As permitted by the rules of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus, and in any document incorporated herein by reference, as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such document, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such office upon the payment of the fees prescribed by the Commission. The Registration Statement has been filed through EDGAR and is publicly available through the Commission's Web site (http://www.sec.gov).


                      INFORMATION INCORPORATED BY REFERENCE


           The following documents heretofore filed by the Company with the Commission (File No. 0-19041) pursuant to Section 13(a) of the Exchange Act are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 une 30, 1996 and September 30, 1996, (iii) the Company's Current Report on Form 8-K dated (date of earliest event reported) September 30, 1996 and (iv) the description of the Company's Class A Common Stock contained in the Registration Statement on Form 8-A filed by the Company on February 26, 1991, including any amendment or report filed for the purpose of updating such description. Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus but prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of the filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


           THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE EXPRESSLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO AMERICAN BIOGENETIC SCIENCES, INC., 1375 AKRON STREET, COPIAGUE, NEW YORK 11726 (516) 789-2600, ATTENTION: JOSEF C. SCHOELL, VICE PRESIDENT, FINANCE.

                                   THE COMPANY

           American Biogenetic Sciences, Inc. is engaged in the research and development of cardiovascular and neurobiology products for commercial development. The Company's enabling technology is a patented antigen-free mouse colony which allows the generation of highly specific monoclonal antibodies that are difficult to obtain from conventional systems. The Company has utilized this technology to supply antibodies for its innovative in vitro and in vivo diagnostic products.

           Over the last few years the Company has directed its efforts primarily toward the development of cardiovascular and neurobiology products, which has led to the development of the Company's Thrombus Precursor Protein (TpP(TM)) test, an assay for the detection of active thrombosis (blood clots), and Functional Intact Fibrinogen (FiF(TM)) test, an assay to measure levels of fibrinogen in blood, as well as the Company's patented specific monoclonal antibody MH1, with radioisotope, for use as an in vivo imaging agent.

           The Company was incorporated in Delaware on September 1, 1983. The Company's principal executive offices are located at 1375 Akron Street, Copiague, New York 11726, and its telephone number at that address is (516) 789-2600.


                                  RISK FACTORS

An investment in the securities offered hereby is speculative in nature, involves a high degree of risk and should not be made by any investor who cannot afford the loss of his entire investment. In evaluating an investment in the Company, prospective investors should carefully consider the following risk factors in addition to the other information included herein and in the information incorporated and deemed to be incorporated herein by reference (see "Information Incorporated by Reference", above). Certain statements included in this Prospectus (and the information incorporated and deemed to be incorporated herein by reference) concerning the Company's future results, future performance, intentions, objectives, plans and expectations are forward-looking statements. Those statements are subject to a number of known and unknown risks and uncertainties that, in addition to general economic and business conditions, could cause actual results, performance and achievement to differ materially from those described or implied in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below.


           DEVELOPMENT STAGE COMPANY; HISTORY OF LOSSES; ACCUMULATED DEFICIT. The Company commenced operations more than ten years ago and remains in the development stage as it has not yet generated any revenues from product sales, although the Company has received an aggregate of $1,273,000 through September 30, 1996 in licensing fees under collaborative agreements since inception. While the Company has products at various stages of development, there can be no assurance as to when the Company may begin generating revenues from product sales and cease being a development stage company. The development of the Company's products has required, and is expected to continue to require, significant research and development, preclinical testing and clinical trials, as well as regulatory approvals. These activities, together with the Company's general and administrative expenses, have resulted in significant losses and are expected to continue to result in significant losses for the foreseeable future. At September 30, 1996, the Company had net worth of $6,551,000, but an accumulated retained earnings deficit of $39,142,000. The Company's ability to achieve profitability is dependent, in part, on its ability to successfully complete its existing products and products under development, obtain required regulatory approvals and manufacture and market such products directly or through partners. Due to the time before the Company expects to be able to manufacture and commercially market its existing and under development products, the Company expects to incur operating losses for the foreseeable future. The Company's operations are subject to numerous risks associated with the development of pharmaceutical products, including the competitive and regulatory environment in which the Company operates. In addition, the Company may encounter unanticipated problems, including development, manufacturing, distribution and marketing difficulties, some of which may be beyond the Company's financial and technical abilities to resolve.

Accordingly, there can be no assurance that the Company's existing, under development or proposed products will prove to be commercially viable, or that the Company will successfully market any products or achieve significant revenues or profitable operations.


           NEED FOR ADDITIONAL FINANCING. At September 30, 1996, the Company had working capital of $15,286,000. However, the research, development, commercialization, manufacturing and marketing of the Company's existing, under development and proposed products is likely to require financial resources significantly in excess of those presently available to the Company. Accordingly, the Company intends to seek additional financing (which may result in borrowings that could affect its results of operations or the issuance of additional shares of the Company's capital stock and/or rights to acquire additional shares of capital stock that could cause a dilution of the interests of then existing stockholders in the Company). The Company also intends to seek collaborative, licensing, co-marketing or other arrangements with large pharmaceutical companies or other third parties to provide additional funding and clinical expertise to perform tests necessary to obtain regulatory approvals, provide manufacturing expertise and market the Company's products, which may result in the Company sharing the benefits of its products with such third parties as well as sharing with, or relying upon, the management of others for the development, testing and/or marketing of its products.


           There can be no assurance that the Company will be able to arrange financing, collaborative arrangements or other third party arrangements on acceptable terms necessary to fully develop and commercialize any of its products. If the Company is unable to enter into such arrangements or obtain the substantial financing necessary on acceptable terms, it would be unable to complete development of or commercialize its products.

           UNPROVEN PRODUCTS. The Company's existing products and products under development are in the developmental stage and are subject to the risks inherent in the development of products based upon biotechnology. These products require further research, development, testing and regulatory clearance. All of the Company's products will require demonstration of commercial scale manufacturing before any can be proven to be commercially viable. The Company is unable to predict with any degree of certainty when, or if, the research, development, testing and regulatory approval process for any of its products will be completed. There can be no assurance that the Company's technology will result in any product meeting applicable regulatory standards, be capable of being produced in commercial quantities at reasonable costs, be acceptable to the medical community, or be successfully marketed. Accordingly, the Company is unable to predict whether its technology will result in any commercially viable product.


           CERTAIN EFFECTS OF GOVERNMENT REGULATION. The investigation, manufacture, exportation and sale of diagnostic and therapeutic products and vaccines in or from the United States is subject to regulation by the Food and Drug Administration (the "FDA"), including review and/or approval before marketing, as well as by comparable foreign and state agencies. Some in vitro diagnostic products are eligible for an accelerated application process in accordance with Section 510(k) of the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act as a product "substantially equivalent" to another product in commercial distribution in the United States before May 28, 1976. In October 1996, the Company received Section 510(k) regulatory clearance for its microtiter plate format in vitro TpP diagnostic test and intends to seek such clearance as to a microtiter plate format of its FiF diagnostic test. There can be no assurance that the microtiter plate format of its FiF diagnostic test, or other in vitro diagnostic test products that the Company may develop, will be eligible to use the Section 510(k) procedure. Therefore, the Company may be required to utilize other regulatory approval processes which may result in higher costs and require more extensive time in bringing products to market. The Company is proceeding with the development of its in vitro products through use of its resources and through arrangements with contractors and consultants. The cost of obtaining FDA approval for in vivo products (such as is required for the Company's patented specific monoclonal antibody MH1 obtained from the Company's antigen free mouse colony) is far more expensive and time consuming than the costs associated with the review of products for in vitro use. Therefore, the Company intends to seek joint ventures or licensing arrangements with respect to its existing MH1 imaging product and other proposed in vivo products under which the costs associated with the regulatory review and/or approval process will be borne by, or shared with, the joint venturer or licensee. There can be no assurance that the Company will be able to enter into any such arrangements nor, if it is able to, the terms thereof. Also, there can be no assurance that regulatory review and/or approval will be obtained for its FiF and MH1 imaging products or for any additional products the Company may develop. Even if regulatory review and/or approval is obtained initially, a marketed product is subject to continual FDA review, and the discovery of previously unknown problems may result in restrictions on a product's marketing or the withdrawal of approval to market the product.


           DEPENDENCE ON ACCEPTANCE BY MEDICAL COMMUNITY. Sales on a commercial basis of the Company's products for use as diagnostics or therapeutics will be substantially dependent on acceptance by the medical community. Widespread acceptance of the Company's in vitro diagnostic tests as a useful adjunct to diagnosis and treatment will require educating the medical community as to the benefits and reliability of such products. Similarly, the use of any products for in vivo diagnosis (including those utilizing mouse antibodies) and therapy will require educating the medical community as to their benefits, reliability, safety and effectiveness. There can be no assurance that any of the Company's products will be accepted in the medical community, and the Company is unable to estimate whether it will be able to, and if so the length of time it would take to, gain such acceptance.

           MARKETING ARRANGEMENTS OR SALES PERSONNEL. During the fourth quarter of 1995, the Company entered into a license and collaboration agreement with a large pharmaceutical company to co-develop and market the Company's TpP assay and to market its TpP test in latex based particle agglutination format and entered into another license agreement with a second large pharmaceutical company for marketing another format of the TpP assay. The Company intends to seek arrangements with other large pharmaceutical companies to market these, its FiF, under development and proposed in vitro products. In the event the Company is unable to enter into other arrangements or if the arrangements which it has entered into or may enter into in the future are not successful, the Company would likely seek to market such products through independent distributors which would require the Company to develop a marketing program to support sales. In such event, the Company would be required, among other things, to pay the expenses of developing promotional literature and aides, hiring sales representatives and completing studies to interest distributors in selling the Company's in vitro diagnostic tests. Any independent distributors that the Company may use would in all likelihood also market competitive products. There can be no assurance that the Company will be able to enter into arrangements for the distribution of any in vitro products on satisfactory terms. Any in vivo products will require the marketing and sales organization of a large pharmaceutical company to establish them in the marketplace. In the event the Company were unable to enter into satisfactory marketing arrangements, it would be unable to commercially market any in vivo products.

           MANUFACTURING FACILITIES. While the Company is presently producing a limited quantity of monoclonal antibodies for testing and evaluation of its in vitro products, there can be no assurances that the Company will be able to either finance or meet FDA regulations for good manufacturing procedures required in order to convert and operate such facility for commercial production of such products. The Company does not intend to establish its own manufacturing operations for its in vivo products unless and until, in the opinion of management of the Company, the size and scope of its business and its financial resources so warrant. The Company has entered into an agreement under which a third party is to manufacture the Company's in vivo diagnostic monoclonal antibody for use in clinical testing. It is the Company's intention to seek additional third parties to manufacture its in vivo monoclonal antibody or enter into a joint venture or license agreement with a partner who will be responsible for future manufacturing. Each joint venture partner or contract manufacturer participating in the manufacturing process of the Company's monoclonal antibody must comply with FDA regulations and file documentation with the FDA to support that part of the manufacturing process in which it is involved. There is no assurance that third parties will be able to manufacture sufficient quantities of the Company's in vivo monoclonal antibody necessary to obtain full FDA clearance, that the FDA will accept the Company's manufacturing arrangements, or that these commercial manufacturing arrangements can be obtained on acceptable terms.

           PATENTS AND PROTECTION OF PROPRIETARY INFORMATION. The Company's policy is to seek patent protection for its products and products resulting from any development and licensing arrangements into which the Company may enter. Such patents generally require one to five years before issuance. There can be no assurance that any pending or future patent applications will issue as patents. If patents do not issue from present or future patent applications, the Company may be subject to greater competition. Moreover, other technology which does not infringe upon the Company's technology could be independently developed by others who would then be free to use the technology in competition with the Company. Also, there can be no assurance that any of the patents which the Company has obtained or which may be issued in the future will provide the Company with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any such patents or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and prevent infringement can be substantial even if the Company were to prevail. Furthermore, there can be no assurance that others have not independently developed, or will not develop, similar technologies and products or will not develop distinctively patentable technology duplicating the Company's technology or design around the patented aspect of the Company's technologies and products or that the Company will not infringe patents or other rights owned by others, licenses to which may not be available to the Company or, if available, may not be available on commercially reasonable terms.

           In certain cases, the Company may rely on trade secrets and contractual confidentiality agreements with consultants, employees and others to protect any proprietary technology that it develops. There can be no assurance that trade secrets will be developed, or that secrecy obligations will be honored, or that others will not independently develop similar or superior technology. The Company's scientific advisors may be employed by or have agreements with third parties and any inventions discovered by such individuals may not necessarily become the property of the Company.

           COMPETITION;  RAPID TECHNOLOGICAL CHANGES. Many companies,  including large pharmaceutical, chemical, biotechnology and agricultural concerns, universities and other research institutions, with financial resources and research and development staffs and facilities substantially greater than those of the Company, as well as a number of small companies, are engaged in researching and developing products which are or may be similar to, or competitive with, the Company's existing, under development and proposed products.

           Other products now in use, presently undergoing the regulatory approval process, or under development by others may perform similar functions as the Company's existing, under development and proposed products. The industry is characterized by rapid technological advances, and competitors may develop products which may render the Company's existing, under development and proposed products obsolete or which have advantages over the Company's products, such as greater accuracy and precision or greater acceptance by the medical community. In addition, competitors may be able to complete the regulatory approval process sooner and, therefore, market their products earlier than the Company.


           RETENTION AND ATTRACTION OF KEY PERSONNEL. The success of the Company may be dependent on the efforts of Alfred J. Roach, Chairman of the Board of Directors, Chief Executive Officer and a major stockholder of the Company and Dr. Paul E. Gargan, President, Chief Scientific Officer and a Director of the Company. Only Dr. Gargan is a party to an employment agreement with the Company. The loss of the services of Mr. Roach or Dr. Gargan , as well as certain other personnel, could adversely affect the Company's business and prospects.


           Because of the nature of its business, the Company's success is dependent upon its ability to attract and retain technologically qualified personnel, particularly research scientists. There is substantial competition for qualified personnel, including competition from companies with substantially greater resources than the Company. There is no assurance that the Company will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable it to conduct its business, and it may be time consuming and costly to recruit qualified personnel.

           The Company's scientific advisors are employed by or work for others, and they are expected to devote only a small portion of their time to the Company. In addition, these individuals have employment, consulting or other advisory arrangements with other entities and, as a result, their obligations to these other entities may conflict or compete with their obligations to the Company.

           PRODUCT LIABILITY; ABSENCE OF INSURANCE COVERAGE. The testing, marketing and sale of pharmaceutical products entails a risk of product liability claims by consumers and others. Additionally, the Company's monoclonal antibodies are generated from an antigen free mouse colony and instances of the human immune system negatively reacting to mouse derived antibodies have been reported by others. Product liability claims may be asserted by physicians, laboratories, hospitals or patients relying upon the results of the Company's diagnostic tests. Claims may also be asserted against the Company by end users of the Company's products, including persons who may be treated with any in vivo diagnostic or therapeutics.

           Certain distributors of pharmaceutical products require minimum product liability insurance coverage as a condition precedent to purchasing or accepting products for distribution. Failure to satisfy such insurance requirements could impede the ability of the Company to achieve broad distribution of products, which would have a material adverse effect upon the business and financial condition of the Company.

           The Company does not maintain product liability insurance coverage and, although the Company will attempt to obtain product liability insurance prior to the marketing of its existing or under development products, there is no assurance that the Company will be able to obtain such insurance or, if obtained, that such insurance can be acquired at a reasonable cost or will be sufficient to cover all possible liabilities. In the event of a successful suit against the Company, lack or insufficiency of insurance coverage could have a material adverse effect on the Company.


           CONTROL BY ALFRED J. ROACH. As at November 30, 1996, Alfred J. Roach, Chairman of the Company's Board of Directors, owned and had the power to vote all 1,375,500 outstanding shares of the Company's Class B Common Stock and 513,250 shares of the Company's Class A Common Stock (and held immediately exercisable options to purchase an additional 1,126,250 shares of the Company's Class A Common Stock). Each share of Class B Stock is entitled to ten votes, while each share of Class A Common Stock is entitled to one vote. Accordingly, at such date, Mr. Roach was entitled to cast approximately 47.5% of all votes entitled to be cast by stockholders at meetings or by consent without a meeting.

           POTENTIAL ISSUANCES OF SHARES. In addition to the 16,270,994 shares of Class A Common Stock outstanding on November 30, 1996, the Company had 10,275,508 shares of Class A Common Stock reserved for future issuance as follows: (i) the 3,052,500 Shares being offered hereby, representing the maximum number of shares issuable upon conversion of the Debentures (including interest for one calendar quarter since any accrued but unpaid interest is also convertible into Common Stock), were reserved for issuance upon conversion of the Debentures which are convertible to the extent of 25% of the principal amount thereof commencing on the effective date of the Registration Statement of which this Prospectus forms a part, and on each of the 30th, 60th and 90th days thereafter, at a conversion price equal to 83% of the average closing bid prices of the Company's Class A Common Stock for the five consecutive trading days ending on the trading day immediately prior to the conversion date, subject to a minimum conversion price of $3.00 per share (the "Minimum Conversion Price") and a maximum conversion price of $8.00 per share, provided that if the conversion price would otherwise be less than $3.00 per share, the Debentureholder will also be entitled to receive an amount of cash equal to the decrease in the number of shares issued as a result of such limit multiplied by such market price of the Company's Class A Common Stock, (ii) 15,618 shares were reserved for issuance upon exercise of the Warrants, which are exercisable at an exercise price of $5.7625 per share at any time until September 30, 1998, (iii) 1,375,500 shares were reserved for issuance upon conversion of the Company's outstanding shares of Class B Common Stock, (iv) 2,982,000 shares were reserved for issuance upon the exercise of outstanding options under the Company's 1986 Stock Option Plan (which plan has expired as to the future grant of options) at prices ranging from $1.50 to $10.00 per share, (v) 1,000,000 shares were reserved for issuance upon the exercise of options granted or which may be granted in the future under the Company's 1996 Stock Option Plan, under which options to purchase 155,000 shares, at exercise prices ranging from of $4.78 to $5.63 per share, were outstanding, (vi) 487,500 shares were reserved for issuance upon the exercise of options granted or which may be granted in the future under the Company's 1993 Non-Employee Director Stock Option Plan, under which options to purchase 80,000 shares at exercise prices ranging from $2.75 to $6.75 per share were outstanding, (vii) a minimum of 580,909 shares were reserved for issuance upon conversion of the $1,800,000 principal amount of the Company's 8%

Convertible Debentures due October 13, 1998, which were outstanding on November 30, 1996 and convertible (with accrued interest from the date of issuance) at a price equal to the lesser of $3.375 or 85% of the average closing bid price of the Company's Class A Common Stock for the five trading days prior to the conversion date, and (viii) 781,481 shares were reserved for issuance upon the exercise of warrants and options issued to unaffiliated third parties (at exercise prices ranging from $2.25 to $6.75 per share). The issuance of reserved shares would dilute the equity interest of existing stockholders and could have a significant adverse effect on the market price of the Company's Class A Common Stock. See also "--Shares Eligible for Future Sale", below.


           NO DIVIDENDS. The holders of Class A and Class B Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. To date, the Company has not paid any cash dividends. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations. As the Company will be required to obtain additional financing, it is likely that there will be restrictions on the Company's ability to declare any dividends.


           SHARES ELIGIBLE FOR FUTURE SALE. At November 30, 1996, the Company had outstanding 16,270,994 shares of Class A Common Stock and 1,375,500 shares of Class B Common Stock (which are convertible into Class A Common Stock on a share for share basis). Of such shares, approximately 15,671,544 shares (including 5,000 shares subject to another registration statement under the Securities Act) of Class A Common Stock are presently freely transferable without restriction under the Securities Act.

           The remaining 1,974,950 outstanding shares (including the 1,375,500 shares of Class A Common Stock issuable upon conversion of Class B Common Stock) are held by persons who may be deemed to be "affiliates" of the Company and are presently eligible for sale under Rule 144 promulgated by the Commission under the Securities Act ("Rule 144"). Rule 144 provides, in general, that all persons (including affiliates) who have satisfied a two year holding period with respect to "restricted securities", as well as affiliates with respect to all other securities held by them, may, subject to fulfillment of certain requirements, sell within any three month period a number of shares of Class A Common Stock which does not exceed the greater of 1% of the then outstanding shares of Class A Common Stock or the average weekly trading volume in Class A Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of "restricted securities" without any quantity or other limitation by a person who is not an affiliate of the Company (and has not been an affiliate for at least three months preceding the sale) and who has satisfied a three year holding period. "Affiliates" are persons who control, are controlled by or are under common control with the Company.

           Upon issuance of the 3,068,118 Shares covered by this Prospectus, such Shares will also be freely transferable without restriction under the Securities Act subject to applicable Prospectus delivery requirements. In addition, all 580,909 shares that may be issued upon conversion of the Company's 8% Convertible Debentures are likely to be tradeable without restriction upon such conversion, and all shares issuable upon the exercise of options under the Company's stock option plans have been registered for issuance with the Securities Act and, unless held by "affiliates" of the Company (who will be able to sell such shares by complying with Rule 144, discussed above, but without any additional holding period), will be freely tradeable upon issuance. Furthermore, the Company has caused to be registered under the Securities Act for resale (i) 100,000 shares of Class A Common Stock subject to options held by a former consultant, (ii) 5,000 shares of Class A Common Stock issued in June 1996 and 25,000 shares of Class A Common Stock subject to an option held by a former consultant and (iii) 350,000 shares of Class A Common Stock subject to warrants held by the underwriter of a public offering conducted by the Company, all of which, if sold, will be freely transferable subject to applicable Prospectus delivery requirements. See "--Potential Issuances of Shares", above.

           Any sale of a substantial number of the foregoing shares could have a significant adverse effect on the market price of the Company's Class A Common Stock.


           NO ASSURANCE OF CONTINUED NASDAQ/NMS LISTING. The Company is required to comply with numerous rules promulgated by Nasdaq in order for its Class A Common Stock to continue to be listed thereon. Among other things, the Company is required to maintain an adjusted tangible net worth of at least $4,000,000 (to be reduced if the Company attains profitability for specified periods), and its Class A Common Stock is to have an aggregate market value of shares held by persons other than officers and directors ("public float") of at least $1,000,000 and a minimum bid price of the Class A Common Stock of at least $1.00 per share (except at a time when the Class A Common Stock has a public float of at least $3,000,000 and the Company has an adjusted tangible net worth of at least $4,000,000). On November 15, 1996, Nasdaq proposed more stringent requirements for the continued inclusion of securities on Nasdaq/NMS, as well as for initial listing and continued listing on Nasdaq's Small Cap Market. Among the proposed Nasdaq/NMS continued listing requirements are requirements for the Company to maintain an adjusted tangible net worth of at least $4,000,000 (regardless of profitability), while the Class A Common Stock requires a public float of at least $5,000,000 and a minimum bid price of at least $1.00 per share (regardless of the size of the public float and adjusted tangible net worth). Should the Company fail to meet Nasdaq/NMS requirements, in order for the Class A Common Stock to be included on Nasdaq's Small Cap Market, under current rules, among other criteria, the Company would have to have total equity of at least $2,000,000 and the Class A Common Stock would have to have a public float of at least $1,000,000 and minimum bid price of at least $3.00 per share (or, if the proposed rules are implemented, the Company would be required to have an adjusted tangible net worth of at least $4,000,000 and the Class A Common Stock would be required to have a public float of at least $5,000,000 and a minimum bid price of at least $4.00 per share). There can be no assurance that the Company will continue to be eligible for trading on Nasdaq/NMS or, if not, meet the requirements for listing or maintenance on the Nasdaq Small Cap Market.



                                 USE OF PROCEEDS


           The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. However, the Company received $9,000,000 from the sale of the Debentures on September 30, 1996. The net proceeds from the sale of the Debentures, approximately $8,600,000, are being used by the Company for general working capital purposes, principally for clinical programs for testing diagnostic and therapeutic products, sales and marketing, research and development programs, facility expansion and the purchase of equipment. The Company will receive $5.765 per share to the extent the holders of the Warrants elect to exercise the Warrants, or an aggregate of $90,000 if all of the Warrants are exercised fully for cash (in lieu of the payment of the exercise price in cash, the holders of the Warrants may elect to receive a number of shares reduced by that number of shares having a then aggregate fair market value equal to the requisite exercise price). Any such proceeds (before giving effect to the expenses of this offering, estimated at $15,000) will be used by the Company for working capital.

                              SELLING STOCKHOLDERS

           The following table sets forth information, as at November 30, 1996, with respect to (i) each Selling Stockholder's beneficial ownership of the Company's Common Stock prior to the offering of any Shares hereunder by such Selling Stockholder, (ii) the number of Shares which may be offered for sale hereunder and (iii) the number shares of the Company's Common Stock to be beneficially owned by each Selling Stockholder after the offering (assuming the sale of all Shares being offered hereunder).

                                                Shares of                                 Shares of
                                              Common Stock                                 Common
                                              Beneficially          Shares of               Stock
                                               Owned Prior           Common              Beneficially
        Name of Selling                            to              Stock to be              Owned
          Stockholder                         Offering(1)(2)     Offered Hereunder      After Offering
          -----------                         --------------     -----------------      --------------

DEBENTUREHOLDERS
AG Super Fund International Partners, L.P. (3)   33,917               33,917                    0

Aries Domestic Fund, L.P. (4)                    50,875               50,875                    0

The Aries Trust (4)                             118,708              118,708                    0

Capital Ventures International (5)              678,333              678,333                    0

GAM Arbitrage Investments, Inc. (3)              84,792               84,792                    0

Jeffrob Glorich Ltd.                             37,308               37,308                    0

Leonardo, L.P. (3)                              305,250              305,250                    0

P.R.I.F., L.P.                                1,017,500            1,017,500                    0

ProFutures Special Equities Fund, L.P.          254,375              254,375                    0

Raphael, L.P. (3)                                84,792               84,792                    0

Societe Generale                                339,167              339,167                    0

Woodlawn West Holdings, Inc.                     47,483               47,483                    0

WARRANTHOLDERS

Joseph Gil                                          312                  312                    0

Thomas J. Griesel                                   781                  781                    0

Timothy Holmes                                      937                  937                    0

Harlan P. Kleiman                                10,152               10,152                    0

Steven Lamar                                        312                  312                    0

Robert K. Schacter                                3,124                3,124                    0

-----------------------
(1) Shares deemed beneficially owned prior to the offering (all of which may be offered hereby) by Debentureholders represents the number of shares of Class A Common Stock issuable upon conversion of (i) the principal amount of the Debentures held by such Selling Stockholder plus (ii) interest for one calendar quarter (since accrued but unpaid interest is also to be converted into Class A Common Stock) at the Minimum Conversion Price of $3.00.

(2) Shares deemed beneficially owned prior to the offering (all of which may be offered hereby) by Warrantholders represent shares of Class A Common Stock which may be purchased upon exercise of the Warrants held by such Warrantholder at an exercise price of $5.7625 per share.

(3) These Shares may also, under the Commission's rules, be deemed to be beneficially owned by Angelo Gordon & Co., L.P. which serves as general partner or investment advisor to each of these Debentureholders.

(4) The Shares owned by each of Aries Domestic Fund, L.P. and The Aries Trust may also, under the Commission's rules, be deemed to be beneficially owned by Paramount Capital Asset Management, Inc., which serves as investment advisor to The Aries Trust and general partner to Aries Domestic Fund, L.P.


(5) Susquehanna Securities Trading GmbH ("Susquehanna") acts as an investment advisor for Capital Ventures International ("Capital Ventures") and may also, under the Commission's rules, be deemed to beneficially own these Shares. In addition, as of November 30, 1996, Susquehanna beneficially owned 225,772 shares of the Company's Class A Common Stock issuable upon conversion of $700,000 of the Company's 8% Convertible Debentures due October 13, 1998 (including accrued interest ). Each of Susquehanna and Capital Ventures disclaims = beneficial ownership of the shares owned by the other.


           On September 30, 1996, the Company completed a private placement to the Debentureholders of an aggregate of $9,000,000 of its 7% Convertible Debentures due September 30, 1998 (the "Debentures"). Interest on the Debentures is payable quarterly at the rate of 7% per annum. Debentures (together with any accrued but unpaid interest) will become convertible into shares of the Company's Class A Common Stock to the extent of 25% of the principal amount thereof commencing on the effective date of the Registration Statement of which this Prospectus forms a part, with an additional 25% of the principal amount of the Debentures becoming convertible on each of the 30th, 60th and 90th days thereafter at a conversion price equal to 83% of the average of the closing bid prices of the Company's Class A Common Stock for the five consecutive trading days ending on the trading day immediately preceding the conversion date of the Debentures (the "Current Market Price"); provided, however, that in no event may the conversion price be less than $3.00 per share (the "Minimum Conversion Price") nor greater than $8.00 per share (the "Maximum Conversion Price"). In the event that, but for the Minimum Conversion Price, the number of shares that would have been issued is greater than the number of shares actually issued, the holder converting such Debenture will also be entitled to receive cash in an amount equal to such difference multiplied by the Current Market Price. In the event any Debenture remains outstanding at its maturity date, the Company has the option to either convert such Debenture into shares of Class A Common Stock on the same basis as the Debentureholder could have converted such Debenture or pay the outstanding principal amount thereof, plus any accrued and unpaid interest thereon, in cash.

           As partial compensation for the services of Shoreline Pacific Institutional Finance, The Institutional Division of Financial West Group, as placement agent of the Debentures, the Company issued the Warrants to the Warrantholders, who are brokers affiliated with the placement agent. The Warrants entitle the holders thereof to purchase an aggregate of 15,618 Shares at an exercise price of $5.7625 per share at any time until September 30, 1998.

           The Registration Statement of which this Prospectus forms a part has been filed by the Company pursuant to Registration Rights Agreements with each of the Debentureholders in which the Company has agreed, among other things, to file the Registration Statement and maintain the Registration Statement effective and current (with certain exceptions) until all of such Shares are either sold pursuant to the Registration Statement or under Rule 144 promulgated under the Securities Act or such time as Rule 144 would permit the Debentureholders to sell all of their Shares without registration during a 90 consecutive day period. The holders of a majority of the Shares issued and issuable upon conversion of Debentures may also demand, on one occasion, that the Company file another registration statement covering the Shares for which the Company has agreed, and during the period that the Company is required, to maintain the Registration Statement effective and current. In addition, holders of such Shares may also join in, in certain circumstances, other registration statements filed by the Company. All expenses of all such registrations are to be borne by the Company, other than brokerage commissions, underwriting discounts and commissions, other fees and expenses of investment bankers and any fees and expenses of counsel employed by the Debentureholders which are the obligations of the

Debentureholders. The Company has agreed to indemnify certain of the Selling Stockholders and certain related persons against certain liabilities, including liabilities under the Securities Act, in certain instances related to the Registration Statement.


                              PLAN OF DISTRIBUTION

           The Shares may be offered for sale from time to time by the Selling Stockholder or their pledgees, donees, transferees or other successors in interest, in the over-the-counter market, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Stockholders or through one or more broker-dealers. Such broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders and such broker-dealers may be deemed to be "underwriters" within the meaning of the of Securities Act, and any discounts, commissions and concessions and any profit realized on any sales of the Shares may be deemed to be underwriting compensation.


                                  LEGAL MATTERS

           The validity of the Shares offered hereby will be passed upon by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036.


                                     EXPERTS

           The consolidated financial statements, including the related notes and schedules thereto, as of December 31, 1995 and for each of the three years in the period then ended, which are incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

======================================    ======================================

      NO PERSON HAS BEEN AUTHORIZED IN
CONNECTION   WITH  THE  OFFERING  MADE
HEREBY TO GIVE ANY  INFORMATION  OR TO
MAKE ANY  REPRESENTATION NOT CONTAINED
IN THIS  PROSPECTUS OR A SUPPLEMENT TO
THIS  PROSPECTUS,  AND,  IF  GIVEN  OR
MADE,     SUCH      INFORMATION     OR
REPRESENTATION MUST NOT BE RELIED UPON
AS  HAVING  BEEN   AUTHORIZED  BY  THE
COMPANY,  THE SELLING  STOCKHOLDERS OR
ANY   OTHER   PERSON.   NEITHER   THIS
PROSPECTUS  NOR ANY SUPPLEMENT TO THIS             3,068,118 SHARES
PROSPECTUS  CONSTITUTES  AN  OFFER  TO
SELL OR A SOLICITATION  OF AN OFFER TO
BUY,  ANY  SECURITIES  OTHER  THAN THE    AMERICAN BIOGENETIC SCIENCES, INC.
SECURITIES  TO WHICH IT  RELATES OR AN
OFFER TO SELL OR THE  SOLICITATION  OF
AN OFFER TO BUY SUCH SECURITIES IN ANY               COMMON STOCK
JURISDICTION  WHERE,  OR TO ANY PERSON
TO WHOM,  IT IS  UNLAWFUL TO MAKE SUCH
AN OFFER OR SOLICITATION.  NEITHER THE
DELIVERY  OF THIS  PROSPECTUS  NOR ANY
SUPPLEMENT TO THIS  PROSPECTUS NOR ANY
SALE  MADE   HEREUNDER  OR  THEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO                PROSPECTUS
CHANGE IN THE  AFFAIRS OF THE  COMPANY
SINCE THE DATE  HEREOF OR  THEREOF  OR
THAT THE INFORMATION  CONTAINED HEREIN
IS CORRECT  AS OF ANY TIME  SUBSEQUENT
TO  THE   DATES  AS  OF   WHICH   SUCH
INFORMATION IS FURNISHED.


         -----------------
                                                    December  ,1996
         TABLE OF CONTENTS
                                 Page
                                 ----

Available Information.............. 2
Information Incorporated
 by Reference...................... 2
The Company........................ 3
Risk Factors....................... 3
Use of Proceeds.................... 9
Selling Stockholders...............10
Plan of Distribution...............12
Legal Matters......................12
Experts............................12


======================================    ======================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           It is estimated that the following expenses (all of which are being borne by the Company) will be incurred in connection with the proposed offering under this Registration Statement:

             Filing Fee for Registration Statement ........... $    5,404.07
             Legal and accounting fees and expenses ..........      7,500.00
             Miscellaneous ...................................      2,095.93
                                                               -------------
             Total ........................................... $   15,000.00
                                                               =============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses. Article VII of the registrant's By-laws provides for indemnification of directors, officers, employees and agents of the Company to the full extent permitted under Delaware law. In addition, Article TENTH of the registrant's Restated Certificate of Incorporation provides, in general, that no director of the registrant shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which provides that under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

           Pursuant to Section 6 of the Registration Rights Agreements between the Company and the Debentureholders, the Company has agreed to indemnify and hold harmless the Debentureholders, their officers and directors and each person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, expenses or liabilities (joint or several) to which the indemnified persons may become subject under the Securities Act, the Exchange Act or otherwise insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except to the extent that such untrue statement or omission or alleged untrue statement or omission is based upon information furnished in writing to the Company by any indemnified person expressly for use in the Registration Statement. The Company has agreed to reimburse the indemnified persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

ITEM 16.       EXHIBITS.

4.01 Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on July 30, 1996. Incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-8, File No. 333-09473.

4.02 Amended and Restated By-Laws of the Company. Incorporated by reference to Exhibit 4.02 to the Company's Registration Statement on Form S-8, File No. 333-09473.

5.01* Opinion and consent of Parker Chapin Flattau & Klimpl, LLP as to the legality of the Class A Common Stock being offered.


23.01+         Consent of Arthur Andersen LLP.


23.02*         Consent of Parker  Chapin  Flattau & Klimpl,  LLP  (contained  in
               Exhibit 5.01).


24.01*         Powers of Attorney of Alfred J. Roach, Josef C. Schoell,  Paul E.
               Gargan, Ellena M. Byrne, Joseph C. Hogan, Timothy J. Roach and William G. Sharwell.


99.1 Form of the Company's 7% Convertible Debentures. Incorporated by reference to Exhibit 4.01 to the Company's Current Report on Form 8-K dated (date of earliest event reported) September 30, 1996, File No. 0-19041.

99.2 Form of the basic Registration Rights Agreement between the Company and each of the Debentureholders. Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated (date of earliest event reported) September 30, 1996, File No. 0-19041.

99.3 Form of Warrant issued to brokers affiliated with Shoreline Pacific Institutional Finance, The Institutional Division of Financial West Group. Incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K dated (date of earliest event reported) September 30, 1996, File No. 0-19041.

------------------------

*      Previously filed with the initial filing of this Registration Statement.

+      Filed herewith.


ITEM 17.   UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the 20th day of December, 1996.



                                       AMERICAN BIOGENETIC SCIENCES, INC.


                                       By:   /s/ Alfred J. Roach
                                          ---------------------------
                                          Alfred J. Roach, Chairman of the Board



           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 20th day of December, 1996.


           Signature                         Title
           ---------                         -----

/s/ Alfred J. Roach           Chairman of the Board (Chief Executive Officer)
-------------------------
Alfred J. Roach


/s/  Josef C. Schoell         Vice President, Finance (Principal Financial and
-------------------------     Accounting Officer)
Josef C. Schoell


  * Paul E. Gargan            Director
-------------------------
Paul E. Gargan


  * Ellena M. Byrne           Director
-------------------------
Ellena M. Byrne




  * Joseph C. Hogan           Director
-------------------------
Joseph C. Hogan


/s/ Timothy J. Roach          Director
-------------------------
Timothy J. Roach


  * William G. Sharwell       Director
-------------------------
William G. Sharwell


*
By:  /s/ Josef C. Schoell
   -------------------------
    Josef C. Schoell
    Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number

4.01 Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on July 30, 1996. Incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-8, File No. 333-09473.

4.02 Amended and Restated By-Laws of the Company. Incorporated by reference to Exhibit 4.02 to the Company's Registration Statement on Form S-8, File No. 333-09473.

5.01* Opinion and consent of Parker Chapin Flattau & Klimpl, LLP as to the legality of the Class A Common Stock being offered.


23.01+         Consent of Arthur Andersen LLP.


23.02*         Consent of Parker  Chapin  Flattau & Klimpl,  LLP  (contained  in
               Exhibit 5.01).

24.01*         Powers of Attorney of Alfred J. Roach, Josef C. Schoell,  Paul E.
               Gargan, Ellena M. Byrne, Joseph C. Hogan, Timothy J. Roach and William G. Sharwell.

99.1 Form of the Company's 7% Convertible Debentures. Incorporated by reference to Exhibit 4.01 to the Company's Current Report on Form 8-K dated (date of earliest event reported) September 30, 1996, File No. 0-19041.

99.2 Form of the basic Registration Rights Agreement between the Company and each of the Debentureholders. Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated (date of earliest event reported) September 30, 1996, File No. 0-19041.

99.3 Form of Warrant issued to brokers affiliated with Shoreline Pacific Institutional Finance, The Institutional Division of Financial West Group. Incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K dated (date of earliest event reported) September 30, 1996, File No. 0-19041.

------------------------

*    Previously filed with the initial filing of this Registration Statement.

+    Filed herewith.